UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021 (February 26, 2021)

MICT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35850	27-0016420
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

28 West Grand Avenue, Suite 3

Montvale, New Jersey 07645

(Address of principal executive offices) (Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2021 (the “Effective Date”), MICT, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the purpose of raising approximately $54.0 million in gross proceeds for the Company (the “Offering”). Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 19,285,715 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.675 per Share and in a concurrent private placement, warrants to purchase an aggregate of 19,285,715 shares (the “Warrant Shares”) of Common Stock (the “Warrants” and together with the Shares and the Warrant Shares, the “Securities”), at a purchase price of $0.125 per Warrant, for a combined purchase price per Share and Warrant of $2.80 (the “Purchase Price”) which was priced at the market under Nasdaq rules. The Warrants are immediately exercisable at an exercise price of $2.80 per share, subject to adjustment, and expire five years after the issuance date.

The closing of the sales of the Securities pursuant to the Purchase Agreement is expected to occur on or about March 4, 2021, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the exclusive placement agent (the “Placement Agent”) for the Company, on a “reasonable best efforts” basis, in connection with the Offering. Pursuant to that certain Placement Agency Agreement, dated as of March 2, 2021, by and between the Company and the Placement Agent (the “Placement Agency Agreement”), the Placement Agent will be entitled to a cash fee equal to 8.0% of the gross proceeds from the placement of the total amount of Securities sold by the Placement Agent and 3.5% of the gross proceeds from the placement of the total amount of Securities sold in the Offering. In addition, the Placement Agent will be issued a warrant (the “Placement Agent Warrant”) to purchase up to 771,429 shares (the “Placement Agent Warrant Shares”) of Common Stock, substantially the same form as the Warrants, at an exercise price of $3.50 per share (125% of the Purchase Price price), plus a non-accountable expense allowance in an amount equal to 1% of the aggregate gross proceeds of the Offering.

The net proceeds to the Company from the registered direct offering and concurrent private placement, after deducting the Placement Agent’s fees and expenses but before paying the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants and the Placement Agent Warrant, are expected to be approximately $49.68 million. The Company intends to use the net proceeds from the Offering for working capital and for other general corporate purposes. It may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to its business, but the Company currently has no commitments or agreements relating to any of these types of transaction.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, from the Effective Date until the 90th day after the Effective Date, neither the Company nor any of its subsidiaries, may, without the prior written consent of the Placement Agent and Investors which purchased at least 67.0% in interest of the Shares offered in the Offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock or any Common Stock Equivalents (as defined in the Purchase Agreement); (ii) except in limited circumstances, file or cause to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company or any of its subsidiaries, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock or such other securities, in cash or otherwise.

In connection with the Purchase Agreement and Placement Agency Agreement, the Company’s directors, officers, and its largest shareholder, Global Fintech Holdings Limited entered into lock-up agreements for a 90-day period (the “Lock-Up Agreements”).

The Shares (but not the Warrants or the Warrant Shares) were offered and sold by the Company pursuant to effective registration statements on Form S-3 (File Nos. 333-248602 and 333-253779), as well as a prospectus supplement in connection the Offering to be filed with the SEC.

The foregoing description of the material terms of the Purchase Agreement, the Warrant, the Placement Agent Warrant, the Placement Agency Agreement and the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, form of Warrant, form of Placement Agent Warrant, form of Placement Agency Agreement and form of Lock-Up Agreement, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion and consent of Ellenoff Grossman & Schole LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants and the Placement Agent Warrant is hereby incorporated by reference into this Item 3.02. The Warrants, the Warrant Shares, the Placement Agent Warrant and the Placement Agent Warrant Shares are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 8.01 Other Events.

On February 25, 2021, the Company announced it had received approval from the Hong Kong Securities and Futures Commission (“SFC”) to complete the acquisition of Huapei Global Securities, Ltd. (“Huapei”), which provides the Company with a licensed platform to facilitate the trading of securities on the major stock exchanges in Hong Kong, the United States, and China for its Chinese and Hong Kong clientele.

As previously announced, the Company acquired a 9% stake in Huapei on October 1, 2020 with the option to acquire the remaining 91% upon the receipt of approval from the Hong Kong SFC. Having gained the approval of the Hong Kong SFC, the Company closed on the acquisition of the remaining interests of Huapei on February 26, 2021.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
10.3	Form of Lock-Up Agreement
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: March 4, 2021	/s/ Darren Mercer
Darren Mercer
Chief Executive Officer

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